Exhibit 99.2

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Announces $15.0 Million Private Placement with Frazier Healthcare Partners

SAN DIEGO – July 29, 2021 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, announced today that it has entered into a securities purchase agreement with Frazier Healthcare Partners for the private placement of 851,306 shares at $17.62 per share. The private placement will yield gross proceeds of $15.0 million and is expected to close on August 2, 2021, subject to the satisfaction of customary closing conditions.

“We are extremely pleased that an investor like Frazier Healthcare Partners supports our vision to become the leading endocrinology company pioneering novel therapeutics for patients to address unmet medical needs,” said Scott Struthers, Ph.D., founder and chief executive officer of Crinetics.

Crinetics intends to use the net proceeds from the proposed offering to fund the development of paltusotine and its other research and development programs, and for working capital and general corporate purposes.

The securities described above have not been registered under the Securities Act of 1933, as amended.  Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Crinetics has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. The company’s lead product candidate, paltusotine, is an investigational, oral, selective nonpeptide somatostatin receptor type 2 agonist for the treatment of acromegaly, an orphan disease affecting more than 26,000 people in the United States. A Phase 3 program to evaluate safety and efficacy of paltusotine for the treatment of acromegaly is underway. Crinetics also plans to advance paltusotine into a Phase 2 trial for the treatment of carcinoid syndrome associated with neuroendocrine tumors. The company is also developing CRN04777, an investigational, oral, nonpeptide somatostatin receptor type 5 (SST5) agonist for congenital hyperinsulinism, as well as CRN04894, an investigational, oral, nonpeptide ACTH antagonist for the treatment of Cushing’s disease, congenital adrenal hyperplasia, and other diseases of excess ACTH. All of the company’s drug candidates are new chemical entities resulting from in-house drug discovery efforts and are wholly owned by the company.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Crinetics’ vision to become the leading endocrinology company pioneering novel therapeutics for rare endocrine diseases, expectations regarding market conditions, the timing and expectation of the closing of the private placement, the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Crinetics’ business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2020 and other reports that it has filed with the SEC. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Marc Wilson

Chief Financial Officer

IR@crinetics.com

(858) 450-6464

Investors / Media:

Corey Davis

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577

Aline Sherwood

Scienta Communications

asherwood@scientapr.com

(312) 238-8957